Our Ref: EWD/EWT/240834

1st April 2024

SMART KEY INTERNATIONAL CONSULTANT CO LTD.
14th Floor, Edward Wong Tower,
910 Cheung Sha Wan Road,
Kowloon, Hong Kong.

Attn: Ms. GoGo Ip By Hand

Dear Ms. Ip,

Re : Extension of Tenancy Agreement of Unit 901, 9/F, Edward Wong Tower, 910 Cheung Sha Wan Road, Kowloon ("the Premises")

We refer to the recent conversation between your Ms. Ip and our Ms. Celia Chan regarding to the captioned subject and would like to offer you for the extension of on the following terms and conditions.

(a)	Landlord	:	EDWARD WONG DEVELOPMENT CO., LTD.
(b)	Tenant	:	SMART KEY INTERNATIONAL CONSULTANT COMPANY LIMITED (B.R. Cert. No. 37271206)
(c)	Premises	:	Unit 901, 9/F, Edward Wong Tower, 910 Cheung Sha Wan Road, Kowloon
(d)	Monthly Rent	:	HK$24,000.00 per calendar month exclusive of Government Rent, Rates, Air-conditioning charges, Management fee and all other charges.
(e)	Management fee & Air-conditioning fee	:	HK$5,667.20 per calendar month. (To be paid by Tenant solely.)
(f)	Government Rent & Rates	:	To be paid by Tenant solely.
(g)	Rent Free Period	:	Nil
(h)	Term	:	6 months fixed commencing from 1st April 2024 to 30th September 2024. (both days are inclusive)
(i)	Deposit	:	HK$89,001.60 (3 months' rental & 3 months' management fee)
(j)	Stamp Duty	:	To be paid by the Landlord and Tenant in equal share.
(k)	Preparation of Tenancy	:	HK$1,500.00 to be borne by the Tenant solely.

....../P.2

Should you have any queries to the above, please feel free to contact our Ms. Celia Chan at 2310 5612.

Thank you for your kind attention and co-operation.

Yours faithfully,
For and on behalf of
EDWARD WONG DEVELOPMENT CO. LTD.

Authorized Signature

TT/cc

cc: A/C Dept.

Confirmed and agreed by:
For and on behalf of
SMART KEY INTERNATIONAL CONSULTANT CO. LTD.

Authorized Signature
(With Co. Chop)
Date: ____________________